 EXHIBIT 99.1

MENTOR EXECUTES DEFINITIVE AGREEMENT FOR SALE OF
UROLOGY BUSINESS TO COLOPLAST

SANTA BARBARA, California, May 17, 2006 - Mentor Corporation (NYSE: MNT) a leading supplier of medical products in the United States and internationally, and Coloplast A/S (CSE: COLO.B), a worldwide provider of high-quality and innovative healthcare products and services, today announced they have executed a definitive agreement for the sale of Mentor's Surgical Urology and Clinical and Consumer Healthcare business segments to Coloplast for $463 million.

"We are pleased to have executed the definitive agreement with Coloplast, and expect to complete this transaction soon," commented Joshua H. Levine, President and Chief Executive Officer of Mentor. "We believe this transaction will enable us to enhance shareholder value and focus more fully on expanding our global position in the fast growing field of aesthetic medicine."

"Mentor's acceptance of our offer is an important milestone in completing the transaction," commented Sten Scheibye, Chief Executive Officer of Coloplast. "Coloplast is excited about the prospects for creating value to customers, employees in both organizations and investors alike."

The transaction is expected to close in June, pending regulatory clearance. As previously announced on March 27, 2006, Mentor had received a binding offer from Coloplast to purchase Mentor's urology business and has subsequently been working on an exclusive basis with Coloplast toward the consummation of the transaction. Citigroup Corporate and Investment Banking acted as financial advisor to Mentor in connection with this transaction and Wilson Sonsini Goodrich & Rosati acted as its legal counsel.

About Mentor Corporation
Founded in 1969, Mentor Corporation is a leading supplier of medical products for the global healthcare market. The Company develops, manufactures and markets innovative, science-based products for the aesthetics, urologic specialties and clinical and consumer healthcare markets around the world. The Company's website is www.mentorcorp.com.

About Coloplast
Coloplast develops, manufactures and markets medical devices and services to an increasing number of users around the world. The company's business areas include ostomy products, continence care products and products for wound care, skin care and breast care. Coloplast works closely with nurses and product users in creating new and improved products. Each year at least 20% of the company's revenue is generated by new products, with 97% of sales being generated outside Denmark. Coloplast's headquarters are located in Humlebæk, Denmark with manufacturing operations in the USA, Germany, Hungary, China, Costa Rica and Denmark. The company employs more than 6,000 people worldwide.

Safe Harbor Statement
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us. Forward-looking statements in this press release include but are not limited to those statements related to the expected closing date, enhancing of shareholder value and strategy to expand our global position. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict, including the risk that Mentor and Coloplast will not complete a transaction and that required regulatory approvals will not be obtained. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

The Securities and Exchange Commission filings of Mentor, including, without limitation, its Annual Reports on Form 10-K, subsequent quarterly reports on Form 10-Q, and Current Reports on Form 8-K, discuss important risk factors that could contribute to such differences or otherwise affect its business, results of operations and financial condition. Mentor undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Mentor:	Coloplast:
Investors: Peter Nicholson	Investors: Jørgen Fischer Ravn
Vice President, Corporate Development	Investor Relations Manager
(805) 879-6082	45 4911 1308

Media: Jens Steen Larsen
Director, Corp. Communications & IR
45 4911 1920
Jens Tovborg Jensen
Media Relations Manager
45 4911 1922

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